Exhibit 21

List of Subsidiaries of INAMED Corp

Biodermis Corporation

Bioenterics Corporation

Bioenterics Latin America S.A. de C.V.

Bioenterics Ltd.

Bioplexus Corporation

Chamfield Ltd.

Collagen Aesthetics (UK) Limited

Collagen Aesthetics Australia Pty. Ltd.

Collagen Aesthetics Benelux S.A.

Collagen Aesthetics Canada Ltd.

Collagen Aesthetics France S.A.R.L

Collagen Aesthetics GmbH

Collagen Aesthetics Iberica S.A.

Collagen Aesthetics International, Inc.

Collagen Aesthetics S.A.

Collagen Aesthetics S.R.L

Collagen Aesthetics Vertrieb

Collagen Aesthetics, Inc.

Collagen B.V.

Collagen Biomedical Pty Ltd.

Collage KK

Collagen Luxembourg S.A.

Collagen Scandinavia A/S

CUI Corporation

Flowmatrix Corporation

Inamed Brazil Ltda.

Inamed Development Company

Inamed Medical Products Corporation

Inamed Japan

Inamed Medical Group

Inamedical B.V.

Innermedical Ltd.

McGhan Deutschland GmbH

McGhan Ltd.

McGhan Medical & Co. KG

McGhan Medical Benelux B.V.

McGhan Medical GmbH

McGhan Medical Ltd.

McGhan Medical Mexico, S.A. de C.V.

McGhan Medical S.A.R.L.

McGhan Medical S.R.L.

McGhan Medical S.A.

Medisyn Technologies Corporation

Medisyn Technologies Ltd.